Exhibit 10.1

MINE SAFETY APPLIANCES COMPANY

2008 MANAGEMENT EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE.

The purpose of the 2008 Management Equity Incentive Plan of Mine Safety Appliances Company (the “Plan”) is to benefit the Company’s shareholders by encouraging high levels of performance by individuals whose performance is a key element in achieving the Company’s continued success by rewarding the creation of shareholder value, and to enable the Company to recruit, reward, retain and motivate employees to work as a team to achieve the Company’s goals.

SECTION 2. DEFINITIONS IN LAST SECTION.

For purposes of the Plan, capitalized terms, unless defined where the respective term first appears in this Plan, shall have the meanings given in the last Section hereof.

SECTION 3. ELIGIBILITY.

Employees are eligible to receive Awards under the Plan; provided however Awards may be granted only to Employees who are designated as Participants from time to time by the Committee. The Committee shall determine which Employees shall be Participants, the types of Awards to be made to Participants and the terms, conditions and limitations applicable to the Awards.

SECTION 4. AWARDS.

Awards may include, but are not limited to, those described in this Section 4. The Committee may grant Awards singly, in tandem or in combination with other Awards, as the Committee may in its sole discretion determine; provided that Non-Qualified Stock Options may not be granted in tandem with Incentive Stock Options. Subject to the other provisions of this Plan, Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan and any other employee benefit or compensation plan of the Company.

4.1 Stock Options

A Stock Option is a right to purchase a specified number of Shares at a specified price during such specified time as the Committee shall determine.

(a)	Options granted may be either of a type that complies with the requirements of incentive stock options as defined in Section 422 of the Code (“Incentive Stock Options”) or of a type that does not comply with such requirements (“Non-Qualified Stock Options”). The requirements imposed by the Code and the regulations thereunder for qualification as an Incentive Stock Option, whether or not specified in this Plan, shall be deemed incorporated within any Award Agreement pertaining to an Incentive Stock Option.

(b)	The exercise price per Share of any Stock Option shall be no less than the Fair Market Value per Share subject to the option on the date the Stock Option is granted, except that in the case of an Incentive Stock Option granted to an Employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary (a “Ten Percent Employee”), the exercise price per Share shall not be less than one hundred ten percent (110%) of such Fair Market Value per Share on the date the Incentive Stock Option is granted. For purposes of this Section 4.1(b), an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary.

(c)	The term of any Stock Option which is intended to be an Incentive Stock Option shall not be greater than ten years from its date of grant, except that in the case of a Ten Percent Employee, such term shall not be greater than five years.

(d)	A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company, specifying the number of Shares to be purchased, and the Stock Option may be subject to performance conditions and other terms as the Committee may determine from time to time, consistent with the Plan.

(e)	At the discretion of, and in accordance with the rules established by the Committee, the exercise price of the Stock Option may be paid (i) by one or any combination of the following: in cash or the tender of Stock already owned by the Participant for more than six months (or such other period of time as the Committee deems appropriate) having a Fair Market Value on the date of exercise equal to the option price for the shares being purchased or (ii) by providing cash forwarded through a broker or other agent-sponsored exercise or financing program or (iii) through such other means the Committee determines are consistent with the Plan’s purpose and applicable law. No fractional Shares will be issued or accepted.

(f)

Notwithstanding any other provision contained in the Plan or in any Award Agreement, but subject to the possible exercise of the Committee’s discretion contemplated in the last sentence of this Section 4.1(f), the aggregate Fair Market Value on the date of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under all plans of the corporation employing such Employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000, or such other or successor limit imposed by the Code. If the date on which one or more of such Incentive Stock Options could first be exercised would be accelerated pursuant to any provision of the Plan or any Award Agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such Incentive Stock Options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the Incentive Stock Options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more Incentive Stock Options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such Incentive Stock Options are thereby converted in whole or in part to Non-Qualified Stock Options.

(g)	Unless otherwise provided in an Award Agreement, if the recipient of a Stock Option ceases to be an Employee of the Company and its Subsidiaries for any reason, any outstanding Stock Options held by the optionee shall be exercisable according to the following provisions and shall otherwise terminate:

(i)	If an optionee ceases to be an Employee for any reason other than resignation without the consent of the Company, termination for cause, Retirement, Disability or death, any then outstanding Stock Option held by such optionee which is exercisable by the optionee immediately prior to termination shall be exercisable by the optionee at any time prior to the expiration date of such Stock Option or within one year after the date the optionee terminates employment, whichever is the shorter period;

(ii)	If the optionee is terminated for cause, any outstanding Stock Option held by the optionee, whether or not exercisable immediately prior to termination, shall terminate as of the date of resignation or termination;

(iii)	If an optionee resigns without the consent of the Company, any then outstanding Stock Option held by such optionee which is exercisable by the optionee immediately prior to termination shall be exercisable by the optionee at any time prior to the expiration date of such Stock Option or within thirty days after the date the optionee terminates employment, whichever is the shorter period;

(iv)	If an optionee terminates employment by reason of Retirement, any then outstanding Stock Option held by the optionee at the time of Retirement (whether or not exercisable by the optionee prior to Retirement) shall be exercisable by the optionee at any time prior to the expiration date of such Stock Option or within five years after the date the optionee terminates employment, whichever is the shorter period;

(v)	If an optionee terminates employment by reason of Disability, any then outstanding Stock Option held by the Optionee at the time of termination of employment (whether or not exercisable by the optionee prior to termination of employment) shall be exercisable by the optionee at any time prior to the expiration date of such Stock Option or within five years after the date the optionee terminates employment, whichever is the shorter period;

(vi)	Following the death of an optionee during employment with the Company or a Subsidiary, any outstanding Stock Option held by the optionee at the time of death (whether or not exercisable by the optionee immediately prior to death) shall be exercisable by the person entitled to do so under the Will of the optionee, or, if the optionee shall fail to make testamentary disposition of the Stock Option or shall die intestate, by the legal representative of the optionee at any time prior to the expiration date of such Stock Option or within five years after the date of death, whichever is the shorter period; and

(vii)	Following the death of an optionee after ceasing to be an Employee and during a period when a Stock Option is exercisable, any outstanding Stock Option held by the optionee at the time of death shall be exercisable by such person entitled to do so under the Will of the optionee or by such legal representative (but only to the extent the Stock Option was exercisable by the optionee immediately prior to the death of the optionee) within five years after the date of death, but not later than the expiration date of such Stock Option.

4.2 Stock Appreciation Rights

A Stock Appreciation Right is a right to receive, upon surrender of the right, an amount payable in cash and/or Shares under such terms and conditions as the Committee shall determine.

(a)	A Stock Appreciation Right may be granted in tandem with part or all of (or in addition to, or completely independent of) a Stock Option or any other Award under this Plan. A Stock Appreciation Right issued in tandem with a Stock Option may only be granted at the time of grant of the related Stock Option.

(b)	The amount payable in cash and/or Shares with respect to each right shall be equal in value to a percentage (including up to 100%) of the amount by which the Fair Market Value per Share on the exercise date exceeds the Fair Market Value per Share on the date of grant of the Stock Appreciation Right. The applicable percentage shall be established by the Committee. The Award Agreement may state whether the amount payable is to be paid wholly in cash, wholly in Shares or partly in each; if the Award Agreement does not so state the manner of payment, the Committee shall determine such manner of payment at the time of payment. The amount payable in Shares, if any, is determined with reference to the Fair Market Value per Share on the date of exercise.

(c)	Stock Appreciation Rights issued in tandem with Stock Options shall be exercisable only to the extent that the Stock Options to which they relate are exercisable. Upon exercise of the tandem Stock Appreciation Right, and to the extent of such exercise, the Participant’s underlying Stock Option shall automatically terminate. Similarly, upon the exercise of the tandem Stock Option, and to the extent of such exercise, the Participant’s related Stock Appreciation Right shall automatically terminate.

(d)	Notwithstanding any other provision of this Plan to the contrary, with respect to a Stock Appreciation Right granted in connection with an Incentive Stock Option: (i) the Stock Appreciation Right will expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Stock Appreciation Right may be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Stock Appreciation Right is exercised; and (iii) the Stock Appreciation Right may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the per Share exercise price of the Incentive Stock Option.

(e)	Unless otherwise provided in an Award Agreement, the post-termination of employment provisions of Section 4.1(g) shall also apply to stock appreciation rights.

4.3 Restricted Stock

(a)	Restricted Stock is Stock that is issued to a Participant and is subject to such terms, conditions and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the Restricted Stock and the requirement of forfeiture of the Restricted Stock upon termination of employment under certain specified conditions and/or the failure to achieve performance conditions. The restriction period applicable to Restricted Stock shall, in the case of a time-based restriction, be not less than three years, with no more frequent than ratable vesting over such period or, in the case of a performance-based restriction period, be not less than one year. The Committee may provide for the lapse of any such term or condition or waive any term or condition based on such factors or criteria as the Committee may determine. Subject to the restrictions stated in this Section 4.3 and in the applicable Award Agreement, the Participant shall have, with respect to Awards of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Restricted Stock and the right to receive any cash dividends on such Stock. Unless otherwise determined by the Committee, dividends or other distributions on Restricted Stock which are paid in Shares or other securities or property shall be held subject to the same terms, conditions and restrictions as the Restricted Stock on which they are paid.

(b)	Unless otherwise provided in an Award Agreement, if the recipient of Restricted Stock ceases to be an Employee of the Company and its Subsidiaries for any reason, any outstanding shares of Restricted Stock held by the awardee shall vest or be forfeited according to the following provisions:

(i)	If an awardee ceases to be an Employee by reason of Retirement, any shares of Restricted Stock held by the awardee at the time of Retirement shall immediately vest;

(ii)	If an awardee ceases to be an Employee by reason of Disability, any shares of Restricted Stock held by the awardee at the time of termination of employment shall immediately vest;

(iii)	If an awardee ceases to be an Employee by reason of death, any shares of Restricted Stock held by the awardee at the time of termination of employment shall immediately vest; and

(iv)	If an awardee ceases to be an Employee for any reason other than Retirement, Disability or death, any shares of Restricted Stock held by the awardee at the time of termination of employment shall be immediately forfeited.

4.4 Performance Awards

(a)	Performance Awards may be granted under this Plan from time to time based on such terms and conditions as the Committee deems appropriate; provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. Performance Awards are Awards the payment or vesting of which is contingent upon the achievement of specified levels of performance under specified Performance Criteria during a specified Performance Period by the Company, a subsidiary or subsidiaries, any branch, department, business unit or other portion thereof or the Participant individually, and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Performance Periods or other measure selected or defined by the Committee at the time the Performance Award is granted. Performance Awards may be in the form of performance units, performance shares, performance-based options pursuant to Section 4.1 and such other forms of Performance Awards as the Committee shall determine. The maximum amount that may be paid under all Performance Awards under the Plan to any one Participant during a calendar year shall in no event exceed $5,000,000, in the case of Performance Awards paid in cash or property (other than Shares) and 100,000 Shares, in the case of Performance Awards paid in Shares. In the case of multi-year Performance Periods, the amount which is earned in any one calendar year is the amount paid for the Performance Period divided by the number of calendar years in the period. In applying this limit, the amount of cash and the number of Shares earned by a Participant shall be measured as of the close of the applicable calendar year which ends the Performance Period, regardless of the fact that certification by the Committee and actual payment to the Participant may occur in a subsequent calendar year or years.

(b)	Following completion of the applicable Performance Period, and prior to any payment of a Performance Award to the Participant, the Committee shall determine in accordance with the terms of the Performance Award and shall certify in writing whether the applicable performance goal or goals were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification. Performance Awards are not intended to provide for the deferral of compensation, such that, unless a deferred election or arrangement is otherwise offered consistent with Section 409A of the Code, payment of Performance Awards shall be paid within two and one-half months following the end of the calendar year in which vesting occurs or such other time period if and to the extent as may be required to avoid characterization of such Awards as deferred compensation.

(c)	Unless otherwise provided in an Award Agreement, the following provisions shall apply if the recipient of a Performance Award ceases to be an Employee of the Company and its Subsidiaries for any reason prior to payment of the Performance Award:

(i)	If an awardee ceases to be an Employee by reason of Retirement, the Employee will be entitled to a pro-rata portion of the Performance Award based upon the number of whole and partial months of employment during the Performance Period, contingent upon achievement of the performance goals and subject to any Negative Discretion retained by the Committee;

(ii)	If an awardee ceases to be an Employee by reason of Disability, the Employee will be entitled to a pro-rata portion of the Performance Award based upon the number of whole and partial months of employment during the Performance Period, contingent upon achievement of the performance goals and subject to any Negative Discretion retained by the Committee;

(iii)	If an awardee ceases to be an Employee by reason of death, the Employee will be entitled to a pro-rata portion of the Performance Award based upon the number of whole and partial months of employment during the Performance Period, contingent upon achievement of the performance goals and subject to any Negative Discretion retained by the Committee; and

(iv)	If an awardee ceases to be an Employee for any reason other than Retirement, Disability or death, any Performance Award shall be immediately forfeited.

4.5 Other Awards

The Committee may from time to time grant Stock, other Stock-based and non-Stock-based Awards under the Plan (singly, in tandem or in combination with other Awards), including without limitation those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock, phantom securities, dividend equivalents and cash. The Committee shall determine the terms and conditions of such other Stock, Stock-based and non-Stock-based Awards, provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. Other Awards are not intended to provide for the deferral of compensation, such that payment of other Awards shall be paid within two and one-half months following the end of the calendar year in which vesting occurs or such other time period if and to the extent as may be required to avoid characterization of such Awards as deferred compensation.

SECTION 5. AWARD AGREEMENTS.

Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of Shares or other securities, Stock Appreciation Rights, or units subject to the Award, if any, and such other terms and conditions applicable to the Award as are determined by the Committee consistent with the Plan, including without limitation, the ability to vary particular Award Agreement terms as provided in the Plan.

(a)	Award Agreements shall include the following terms:

(i)	Non-assignability: A provision that the relevant Award shall not be assigned, pledged or otherwise transferred except by will or by the laws of descent and distribution and that during the lifetime of a Participant, the Award shall be exercised only by such Participant or by the Participant’s guardian or legal representative; provided, however, that, in the Committee’s discretion, and except in the case of Incentive Stock Options, an Award Agreement may expressly provide for specifically limited transferability.

(ii)	Termination of Employment: A provision describing the treatment of an Award in the event of the Retirement, Disability, death or other termination of a Participant’s employment with the Company, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances.

(iii)	Rights as Shareholder: A provision that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record. Except as provided in Section 8 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case, grants of dividend equivalents or similar rights shall not be considered to be a grant of any other shareholder right.

(iv)	Withholding: A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award to a

Participant. In the case of an Award paid in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of Awards paid in Shares or other securities of the Company, (i) a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash, (ii) with the approval of the Committee (or, in the case of deduction, by the unilateral action of the Committee), Shares or other securities may be deducted by the Company from the payment or delivered to the Company by the Participant to satisfy the obligation in full or in part as long as such withholding or delivery of Shares or other securities does not violate any applicable laws, rules or regulations of federal, state or local authorities. The number of Shares or other securities to be deducted or delivered shall be determined by reference to the Fair Market Value of such Shares or securities on the applicable date.

(b)	Award Agreements may include such other terms as are necessary and appropriate to effect an Award to the Participant, including but not limited to (i) the term of the Award, (ii) vesting provisions, (iii) deferrals, (iv) any requirements for continued employment with the Company, (v) any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, (vi) the effect upon the Award of a Change in Control, (vii) the price, amount or value of Awards, (viii) such Participant’s permitted transferees, if any, (ix) all Shares issued or issuable to such Participant in connection with an Award in the event of such Participant’s termination of employment, and (x) any other terms and conditions which the Committee shall deem necessary and desirable.

SECTION 6. SHARES OF STOCK SUBJECT TO THE PLAN.

(a)	Subject to the adjustment provisions of Section 8 hereof, the maximum aggregate number of Shares which may be granted pursuant to the Plan is 1,800,000 Shares, all of which may be issued as Incentive Stock Options.

(b)	Any Shares which are subject to any unexercised or undistributed portion of any terminated, expired, exchanged or forfeited Award (or Awards settled in cash in lieu of Shares) shall become available for grant pursuant to new Awards. If the exercise price of an Award is paid by delivering to the Company Shares previously owned by the Participant or if Shares are delivered or withheld for purposes of satisfying a tax withholding obligation, the number of Shares covered by the Award equal to the number of Shares so delivered or withheld shall, however, be counted against the number of Shares granted and shall not again be available for Awards under the Plan.

(c)	The Committee may make such additional rules for determining the number of Shares granted under the Plan as it deems necessary or appropriate.

(d)	The Stock which may be issued pursuant to an Award under the Plan may be treasury Stock or authorized but unissued Stock or Stock acquired, subsequently or in anticipation of the transaction, in the open market or otherwise to satisfy the requirements of the Plan, or any combination of such Stock.

(e)	Subject to the adjustment provisions of Section 8 hereof, the maximum aggregate number of Shares available for grants of Stock Options or Stock Appreciation Rights to any one Participant under the Plan shall not exceed 150,000 Shares per calendar year. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

SECTION 7. ADMINISTRATION.

(a)	The Plan and all Awards granted pursuant thereto shall be administered by the Committee so that, insofar as is possible and practicable, transactions with respect to Awards under the Plan shall be exempt from Section 16(b) of the Exchange Act. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum (or the unanimous consent in writing of the members of the Committee) shall constitute action by the Committee.

(b)	The Committee shall periodically determine the Participants in the Plan and the nature, amount, pricing, timing, and other terms of Awards to be made to such individuals.

(c)	The Committee shall have the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the number of Shares or other securities, Stock Appreciation Rights, or units granted, and the terms of any Award Agreements shall be determined by the Committee, and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

(d)	The Committee may delegate to the officers or employees of the Company the authority to execute and deliver such instruments and documents, to do all such ministerial acts and things, and to take all such other ministerial steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose.

(e)	Notwithstanding the foregoing provisions of this Section 7, no power given the Committee herein shall be used after a Change in Control to affect detrimentally the rights of any Participant with respect to any Awards hereunder which are outstanding immediately prior to the Change in Control.

(f)	Notwithstanding any other provision of the Plan, the Committee may determine that an Award shall be forfeited and/or shall be repaid to the Company if the Participant engages in misconduct or violation of any Company policy, including without limitation the terms of any Company recoupment policy, or similar policy.

SECTION 8. EQUITABLE ADJUSTMENTS.

If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of Common Stock then subject to any outstanding Options, Stock Appreciation Rights, Performance Awards or other Awards, the number of shares of Common Stock which may be issued under the Plan but are not then subject to outstanding Options, Stock Appreciation Rights, Performance Awards or other Awards and the maximum number of shares as to which Options, Stock Appreciation Rights or Performance Awards may be granted and as to which shares may be awarded under Sections 4.4 and 6(e), shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. Shares of Common Stock so distributed with respect to any Restricted Stock held in escrow shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock on which they were distributed.

If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding Option, Stock Appreciation Right, Performance Award or Other Award, and for each share of Common Stock which may be issued under the Plan but which is not then subject to any outstanding Option, Stock Appreciation Right, Performance Award or Other Award, the number and kind of shares of stock or other securities (and in the case of outstanding Options, Stock Appreciation Rights, Performance Awards or other Awards, the cash or other property) into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable. Unless otherwise determined by the Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any Restricted Stock held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was issued or distributed.

In case of any adjustment or substitution as provided for in this Section 8, the aggregate option price for all Shares subject to each then outstanding Option, Stock Appreciation Right, Performance Award or Other Award, prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction), cash or other property to which such Shares shall have been adjusted or which shall have been substituted for such Shares. Any new option price per share or other unit shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Common Stock, (a) the Committee shall make any adjustments to any then outstanding Option, Stock Appreciation Right, Performance Award or Other Award, which it determines are equitably required to prevent dilution or enlargement of the rights of optionees and awardees which would otherwise result from any such transaction, and (b) unless otherwise determined by the Committee in its discretion, any stock, securities, cash or other property distributed with respect to any Restricted Stock held in escrow or for which any Restricted Stock held in escrow shall be exchanged in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was distributed or exchanged.

No adjustment or substitution provided for in this Section 8 shall require the Company to issue or sell a fraction of a Share or other security. Accordingly, all fractional Shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of Restricted Stock held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional Shares created by an adjustment or substitution of Shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional Share shall be subject to restrictions similar to those applicable to the Restricted Stock exchanged therefor. In the event of any other change in or conversion of the Common Stock, the Committee may in its discretion adjust the outstanding Awards and other amounts provided in the Plan in order to prevent the dilution or enlargement of rights of Participants.

SECTION 9. CHANGE IN CONTROL.

Notwithstanding any other provision of the Plan to the contrary, and unless the applicable Award Agreement shall otherwise provide, immediately prior to any Change in Control of the Company, (i) all Stock Options and freestanding Stock Appreciation Rights which are then outstanding hereunder shall become fully vested and exercisable, (ii) all restrictions with respect to Shares of Restricted Stock which are then outstanding hereunder shall lapse, and such Shares shall be fully vested and nonforfeitable, and (iii) with respect to all Performance Awards which are then outstanding hereunder, all uncompleted Performance Periods shall terminate, the target level of performance set forth with respect to each Performance Criterion under such Performance Awards shall be deemed to have been attained and a pro rata portion (based on the ratio of (i) the number of full and partial months which have elapsed from the beginning of the Performance Period through the Change in Control to (ii) the number of months originally contained in the Performance Period) of each such Performance Award shall become vested and the remainder of each such Performance Award shall be forfeited.

SECTION 10. RIGHTS OF EMPLOYEES.

(a)	Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to such eligible Employee or to eligible Employees generally.

(b)	Nothing contained in the Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ of the Company or any of its subsidiaries or constitute any contract or limit in any way the right of the Company or any subsidiary to change such person’s compensation or other benefits or to terminate the employment of such person with or without cause.

SECTION 11. COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS.

Awards shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to the Awards upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Awards or the issuance or purchase of Shares thereunder, no Awards may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Awards will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval.

SECTION 12. AMENDMENT AND TERMINATION.

The Board may at any time amend, suspend or terminate the Plan. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law. However, no such action by the Board or by the Committee shall impair the rights of Participants under outstanding Awards without the consent of the Participants affected thereby. Further, the Board shall not amend the Plan without the approval of the Company’s shareholders to the extent such approval is required by law, agreement or the rules of any exchange upon which the Stock shall be listed. Except as provided in Section 8 of the Plan, the purchase price of any outstanding Stock Option, Stock Appreciation Right or other purchase right may not be reduced, whether through amendment, cancellation or replacement in exchange with another Stock Option, Stock Appreciation Right, other Award or cash payment, unless such action or reduction is approved by the shareholders of the Company.

SECTION 13. UNFUNDED PLAN.

The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

SECTION 14. LIMITS OF LIABILITY.

(a)	Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b)	Neither the Company nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken, in good faith under the Plan.

SECTION 15. EFFECTIVE DATE AND DURATION OF THE PLAN.

The Plan shall become effective (the “Effective Date”) upon the approval of a majority of the votes cast at a duly held meeting of shareholders at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting, within twelve (12) months after the date the Plan is initially adopted by the Board, contingent upon shareholder approval thereof. Subject to obtaining such approval, the Committee shall have authority to grant Awards hereunder from the Effective Date until the tenth (10th) anniversary of the Effective Date, subject to the ability of the Board to terminate the Plan as provided in Section 12 hereof. Absent additional shareholder approval, no Performance Award may be granted under the Plan subsequent to the time required for re-approval under the regulations issued pursuant to Code Section 162(m).

SECTION 16. FOREIGN PLAN REQUIREMENTS.

To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending this Plan, establish special rules and/or sub-plans applicable to awards granted to Participants who are foreign nationals, are employed outside the United States, or both, and may grant awards to such Participants in accordance with those rules. In the event that the payment amount is calculated in a foreign currency, the payment amount will be converted to U.S. dollars using the prevailing exchange rate published in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely on) on the relevant date.

SECTION 17. DEFINITIONS.

For purposes of the Plan, the following terms, as used herein, shall have the respective meanings specified:

(a)	Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)	“Award” or “Awards” means an award granted pursuant to Section 4 hereof.

(c)	“Award Agreement” means an agreement described in Section 5 hereof entered into between the Company and a Participant, setting forth the terms, conditions and any limitations applicable to the Award granted to the Participant.

(d)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e)	“Beneficiary” means a person or persons designated by a Participant (if the terms of the relevant Award Agreement permit such a designation) to receive, in the event of death, any unpaid portion of an Award held by the Participant. Any Participant so permitted by an Award Agreement may, subject to such limitations as may be prescribed by the Committee, designate one or more persons primarily or contingently as beneficiaries in writing upon forms supplied by and delivered to the Company, and may revoke such designations in writing. If a Participant having a right to designate a beneficiary under an Award Agreement fails effectively to designate a beneficiary, then the Award will be paid in the following order of priority:

(I)	Surviving spouse;

(II)	Surviving children in equal shares; or

(III)	To the estate of the Participant.

(f)	“Board” means the Board of Directors of the Company as it may be comprised from time to time.

(g)	A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs of this Section 17(g) shall have occurred:

(I)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

(II)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on February 28, 2008, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on February 28, 2008 or whose appointment, election or nomination for election was previously so approved or recommended; or

(III)

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least fifty-one percent (51%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(IV)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. References to specified provisions of the Code shall also include any successor provisions.

(i)	“Committee” means a committee of the Board appointed to administer the Plan (which committee may also be the Compensation Committee of the Board). The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board; provided however, that any member of the Committee participating in the taking of any action under the Plan shall qualify as (1) an “outside director” as then defined under Section 162(m) of the Code or any successor provision and (2) a “non-employee director” as then defined under Rule 16b-3 or any successor rule

(j)	“Company” means Mine Safety Appliances Company, a Pennsylvania corporation, or any successor corporation (except that Company shall not mean any successor corporation thereto in determining under Section 17(g) hereof whether or not any Change in Control of the Company has occurred).

(k)	“Disability” shall mean the inability, in the opinion of the Committee, of a Participant, because of an injury or sickness, to work at a reasonable occupation which is available with the Company or at any gainful occupation to which the Participant is or may become fitted, except that in the case of Incentive Stock Options, Disability shall mean permanent and total disability as defined in Section 422(e)(3) of the Code and, in the case of any deferred compensation, Disability shall be as defined in Section 409A of the Code.

(l)	“Employee” means any individual who is an employee of the Company or any Participating Subsidiary.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

(n)	“Fair Market Value” of a Share, unless otherwise provided in the applicable Award Agreement, means:

(I)	If the Stock is admitted to trading on one or more national securities exchanges, such as the New York Stock Exchange or the NASDAQ Stock Exchange,

(A)	the closing price per Share as reported on the reporting system selected by the Committee on the relevant date; or

(B)	in the absence of reported sales on that date, the closing price per Share on the next day for which there is a reported sale; or

(II)	If the Stock is not admitted to trading on any national securities exchange, but is admitted to quotation on NASDAQ as an “over the counter” traded security, the average of the highest bid and lowest asked prices per Share on the relevant date; or

(III)	If the preceding clauses (I) and (II) do not apply, the Fair Market Value determined by the Committee, using such criteria as it shall determine, in good faith and in its sole discretion, to be appropriate for such valuation.

(o)	“Negative Discretion” means any discretion to reduce or eliminate the compensation or other economic benefit otherwise due upon attainment of a performance goal.

(p)	“Participant” means an Employee who has been designated by the Committee to receive an Award Pursuant to this Plan.

(q)	“Participating Subsidiary” means a subsidiary of the Company, of which the Company beneficially owns (whether at the date of adoption of this Plan or at a later date), directly or indirectly, more than 50% of the aggregate voting power of all outstanding classes and series of stock.

(r)	“Performance Award” means an Award which is granted pursuant to Section 4.4 hereof and is contingent upon the performance of all or a portion of the Company and/or its subsidiaries and/or which is contingent upon the individual performance of the Participant to whom it is granted.

(s)	“Performance Criteria” means one or more preestablished, objective measures of performance during a Performance Period by the Company, a subsidiary or subsidiaries, any department or other portion thereof or the Participant individually, selected by the Committee in its discretion to determine whether a Performance Award has been earned in whole or in part. Performance Criteria may be based on earnings per share, return on equity, assets or investment, sales, gross profits, expenses, stock price, costs, net income, operating margin, revenue from operations, income from operations as a percent of capital employed, income from operations, cash flow, market share, earnings (including EBITDA and EBIT), operating cash flow, operating cash flow as a percent of capital employed, economic value added, gross margin, workforce diversity, number of accounts, workers’ compensation claims, budgeted amounts, turnover rate, inventory, inventory turns and/or obsolete inventory. Performance Criteria based on such performance measures may be based either on the level of performance of the Company, subsidiary or portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance under such measure during a prior period or with the performance of a peer group of corporations selected or defined by the Committee at the time of making a Performance Award. The Committee may in its discretion also determine to use other objective performance measures as Performance Criteria.

(t)	“Performance Period” means an accounting period of the Company or a subsidiary of not less than one year, as determined by the Committee in its discretion.

(u)

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company or (v) any individual or entity (including the trustees (in such capacity) of any such entity which is a trust) which is directly or indirectly, the Beneficial Owner of securities of the Company representing five percent (5%) or more of the combined voting power of the Company’s then outstanding securities immediately before the Effective Date or any Affiliate of any such individual or entity, including, for purposes of this Section 17(t), any of the following: (A) any trust (including the trustees thereof in such capacity)

established by or for the benefit of any such individual; (B) any charitable foundation (whether a trust or a corporation, including the trustees or directors thereof in such capacity) established by any such individual; (C) any spouse of any such individual; (D) the ancestors (and spouses) and lineal descendants (and spouses) of such individual and such spouse; (E) the brothers and sisters (whether by the whole or half blood or by adoption) of either such individual or such spouse; or (F) the lineal descendants (and their spouses) of such brothers and sisters.

(v)	“Restricted Stock” means Shares which have certain restrictions attached to the ownership thereof, which may be issued under Section 4.3.

(w)	“Retirement” means a Participant’s termination of employment occurring (a) on or after attainment of age 55 and the Participant is credited with at least fifteen years of employment with the Company and its affiliates; (b) on or after attainment of age 60 and the Participant is credited with at least ten years of employment with the Company and its affiliates; or (c) on or after attainment of age 65 and the Participant is credited with at least five years of employment with the Company and its affiliates.

(x)	“Share” means a share of Stock.

(y)	“Stock” means the Common Stock, without par value, of the Company, or, in the event that the outstanding Common Stock is hereafter changed into, or exchanged for, different stock or securities, such other stock or securities.

(z)	“Stock Appreciation Right” means a right, the value of which is determined relative to the appreciation in value of Shares, which may be issued under Section 4.2.

(aa)	“Stock Option” means a right to purchase Shares granted pursuant to Section 4.1 and includes Incentive Stock Options and Non-Qualified Stock Options as defined in Section 4.1.